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                                                                   Exhibit 23.4

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Genaissance Pharmaceuticals, Inc. of our report dated February 1, 2003, except for the item noted in Footnote 8 for which the date is March 12, 2003 relating to the financial statements of Genaissance Pharmaceuticals, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
February 11, 2004